Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in Post-Effective Amendment No. 1 to the Registration Statement on Form   S-1 (File No. 333-144865) of our report dated March 27, 2009 on the audits of the financial statements and schedule of eMagin Corporation, as of December 31, 2008 and 2007 and for each of the years in the three year period ended December 31, 2008. In addition, we consent to the reference to our firm as “Experts” in the prospectus.

/s/ Eisner LLP
Eisner LLP
New York, New York
November 4, 2009